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                                            RELEASE DATE
                                                     March 13, 2001

                                            CONTACTS

                                                     John McDonald
                                                     Vice President & Treasurer

                                                     Juli Musch
                                                     DVP, Investor Relations

                                                     (248) 463-1040


FOR IMMEDIATE RELEASE

KMART CORPORATION REPORTS FOURTH QUARTER AND 2000 FISCAL RESULTS

        YEAR ENDS WITH POSITIVE TRENDS IN SAME-STORE SALES, OTHER METRICS

TROY, Mich., March 13, 2001 - Kmart Corporation (NYSE: KM) today reported its financial results for the fourth quarter and 2000 fiscal year, ending the year with positive trends in same-store sales, market share, customer visits, merchandise in-stock position and other key operating metrics.

For the 14-week period ended January 31, 2001, Kmart's net income was $249 million, or $0.48 per share, exceeding analysts' consensus earnings expectations for the quarter. Kmart reported net income of $412 million, or $0.77 per share, for the 13-weeks ended January 26, 2000. Net income, excluding the impact of special charges as defined below, was $219 million, or $0.47 per share, for the 53-week fiscal year ended January 31, 2001, compared with $633 million, or $1.22 per share, for the 52-week fiscal year ended January 26, 2000.

"We finished the fiscal year with solid evidence that we are building momentum and making progress in the implementation of our three key strategic imperatives," said Chuck Conaway, Chairman and CEO. "With our same-store sales increasing over the past four


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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            2-2-2
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months, it is clear that the new Kmart is closing the gap with our competition, and in some cases moving ahead. With a heightened sense of urgency, we are properly focused on the massive structural and cultural transformation necessary to convert these gains into a strong and sustainable improvement in our financial performance. After only 215 days of operating under aggressive new metrics and management, we have generated significant strides in sales growth, merchandise in-stock position, customer satisfaction and other key measures."

As reported, same-store sales increased 2.1% in the fourth quarter of fiscal 2000, followed by an increase of 3.3% in February 2001. Net sales for the 14-week period ended January 31, 2001 were $11.636 billion, an increase of 4.8% from $11.105 billion for the 13-week period ended January 26, 2000.

"We have seen a major change in customer perception in recent months as evidenced by the increase, from 40% to 55%, in our Super Service Index -- the percentage of customers rating their overall shopping experience as excellent," said Conaway. "Our customer service has been enhanced by our improved in-stock levels which have increased from 79% to 86% since we began measuring this key metric in October 2000. Our non-negotiables --no more than three in a checkout line, clean stores and clear aisles-- also contributed as we pursue our goal of world-class execution."

Since August 2000, Kmart has been focusing on its strategic imperatives: 1) to achieve world-class execution; 2) to create a customer centric culture; and 3) to aggressively pursue sales and marketing opportunities to differentiate the company from its competitors.

2000 RESULTS
During the second quarter of 2000, the company recorded a strategic actions charge of $463 million after tax, designed to enhance the productivity of its store base, inventory and information systems. During 1999, the company recorded a non-recurring non-cash charge for discontinued operations of $230 million after tax, relating to the disposition of certain

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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            3-3-3
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Builder's Square operating leases. Including the charges, the company reported a net loss of $244 million, or $(0.48) per share in 2000 and net income of $403 million, or $0.81 per share, in 1999.

Same-store sales increased 1.1% in fiscal year 2000. Net sales in 2000 were $37.028 billion, an increase of 3.1% from $35.925 billion in 1999. Exclusive of the charge, gross margin in 2000 was 20.9% of sales compared with 21.8% during fiscal 1999 and SG&A, as a percentage of sales, was 19.1% in 2000 versus 18.2% in 1999. The impact of LIFO on pre-tax earnings in 2000 was a credit of $8 million versus a credit of $47 million in fiscal 1999.

Gross margin for the fourth quarter of 2000 was 21.6% of sales compared to 22.2% last year. SG&A, as a percentage of sales, for the fourth quarter was 17.5% in 2000 versus 15.8% in 1999.

Gross margin in the fourth quarter and full year of 2000 was affected by the company's initiatives to return inventory to appropriate levels. SG&A was impacted by Kmart's commitment to increase store labor hours to provide superior customer service.

IMPACT OF FINANCIAL ACCOUNTING STANDARD #128
Under FAS 128, preferred securities are not included in the calculation of diluted earnings per share for the full year in 2000 due to their anti-dilutive effect. However, consistent with disclosure required by the Securities and Exchange Commission, if such securities were included in the calculation, diluted earnings per share, exclusive of the charge, would have been $0.51 for fiscal year 2000.

Kmart Corporation is a near-$40 billion company that serves America with more than 2,100 Kmart and Kmart supercenter retail outlets. In addition to serving all 50 states, Kmart operations extend to the Caribbean Islands and Asia Pacific. More information about Kmart is available on the World Wide Web at www.bluelight.com under the "About Kmart" section.


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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            4-4-4
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                                KMART CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Unaudited
                                                 ---------------------------------------------
 (Dollars in millions, except per share data)

                                                        14 Weeks             13 Weeks            53 Weeks             52 Weeks
                                                          Ended                Ended               Ended                Ended
                                                     January 31, 2001     January 26, 2000    January 31, 2001     January 26, 2000
                                                     ----------------     ----------------    ----------------     ----------------
Sales                                                $         11,636     $         11,105    $         37,028     $         35,925
Cost of sales, buying and occupancy                             9,128                8,639              29,658               28,111
                                                     ----------------     ----------------    ----------------     ----------------
Gross margin                                                    2,508                2,466               7,370                7,814
Selling, general and administrative expenses                    2,036                1,758               7,415                6,514
                                                     ----------------     ----------------    ----------------     ----------------
Income (loss) before interest, income taxes and
  dividends on convertible preferred
  securities of subsidiary trust                                  472                  708                 (45)               1,300
Interest expense, net                                              82                   74                 287                  280
Income tax provision (benefit)                                    129                  210                (134)                 337
Dividends on convertible preferred securities of
  subsidiary trust, net of income taxes                            12                   12                  46                   50
                                                     ----------------     ----------------    ----------------     ----------------
Net income (loss) from continuing operations         $            249      $           412                (244)                 633

Discontinued operations, net of tax                              --                   --                  --                   (230)
                                                     ----------------     ----------------    ----------------     ----------------
Net income (loss)                                    $            249      $           412    $           (244)    $            403
                                                     ================     ================    ================     ================

Basic earnings per common share:

Net income (loss) from continuing operations         $           0.51      $          0.85    $          (0.48)    $           1.29
Discontinued operations                                          --                   --                   --                 (0.47)
                                                     ----------------     ----------------    ----------------     ----------------
Net income (loss)                                    $           0.51      $          0.85    $          (0.48)    $           0.82
                                                     ================     ================    ================     ================

Diluted earnings per common share:

Net income (loss) from continuing operations         $           0.48      $          0.77    $          (0.48)    $           1.22
Discontinued operations                                          --                   --                  --                  (0.41)
                                                     ----------------     ----------------    ----------------     ----------------
Net income (loss)                                    $           0.48      $          0.77    $          (0.48)    $           0.81
                                                     ================     ================    ================     ================
Basic weighted average shares (millions)                        485.5                485.3               482.8                491.7
Diluted weighted average shares (millions)                      545.4                553.9               544.2                561.7




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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            5-5-5
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                                KMART CORPORATION

                           CONSOLIDATED BALANCE SHEETS


(Dollars in millions)                                                 January 31, 2001            January 26, 2000
                                                                  --------------------------  -------------------------
ASSETS
Current Assets:
Cash and cash equivalents                                                        $      401                 $      344
Merchandise inventories                                                               6,412                      7,101
Other current assets                                                                    811                        715
                                                                  --------------------------  -------------------------
Total current assets                                                                  7,624                      8,160

Property and equipment, net                                                           6,557                      6,410
Other assets and deferred charges                                                       449                        534
                                                                  --------------------------  -------------------------
TOTAL ASSETS                                                                     $   14,630                 $   15,104
                                                                  ==========================  =========================

LIABILITIES AND EQUITY
Current Liabilities:
Long-term debt due within one year                                               $       68                 $       66
Trade accounts payable                                                                2,288                      2,204
Accrued payroll and other liabilities                                                 1,256                      1,574
Taxes other than income taxes                                                           187                        232
                                                                  --------------------------  -------------------------
Total current liabilities                                                             3,799                      4,076

Long-term debt and notes payable                                                      2,084                      1,759
Capital lease obligations                                                               943                      1,014
Other long-term liabilities                                                             834                        965
Convertible preferred securities                                                        887                        986
Common stock                                                                            487                        481
Capital in excess of par value                                                        1,578                      1,555
Retained earnings                                                                     4,018                      4,268
                                                                  --------------------------  -------------------------
TOTAL LIABILITIES AND EQUITY                                                     $   14,630                 $   15,104
                                                                  ==========================  =========================

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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            6-6-6
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                                KMART CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in millions)                                                                 53 Weeks                   52 Weeks
                                                                                       Ended                      Ended
                                                                                  January 31, 2001           January 26, 2000
                                                                              ------------------------     --------------------
CASH FLOW FROM OPERATING ACTIVITIES
      Net income (loss) from continuing operations                                          $    (244)               $   633
      Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
           One-time charge for strategic actions                                                  728                      -
           Depreciation and amortization                                                          777                    770
           Equity loss in BlueLight.com                                                            64                      -
           Decrease (increase) in inventories                                                     324                   (565)
           Increase in accounts payable                                                            84                    157
           Increase in accounts receivable                                                       (103)                   (62)
           Deferred income taxes and taxes payable                                               (204)                   258
           Decrease in other long-term liabilities                                               (113)                  (116)
           Changes in other assets and liabilities                                                (57)                    92
           Cash used for store closings and other charges                                        (102)                   (80)
                                                                              ------------------------     --------------------
      Net cash provided by continuing operations                                                1,154                  1,087
      Net cash used for discontinued operations                                                  (115)                   (83)
                                                                              ------------------------     --------------------
Net cash provided by operating activities                                                       1,039                  1,004
                                                                              ------------------------     --------------------

CASH FLOW FROM INVESTING ACTIVITIES
      Capital expenditures                                                                     (1,087)                (1,277)
      Investment in BlueLight.com                                                                 (55)                     -
      Acquisition of Caldor leases                                                                  -                    (86)
                                                                              ------------------------     --------------------
Net cash used for investing activities                                                         (1,142)                (1,363)
                                                                              ------------------------     --------------------

CASH FLOW FROM FINANCING ACTIVITIES
      Proceeds from issuance of debt                                                              397                    297
      Payments on debt                                                                            (73)                   (90)
      Purchase of convertible preferred securities                                                (84)                     -
      Purchase of common shares                                                                   (55)                  (200)
      Issuance of common shares                                                                    53                     63
      Payments on capital lease obligations                                                       (78)                   (77)
                                                                              ------------------------     --------------------
Net cash provided by (used for) financing activities                                              160                     (7)
                                                                              ------------------------     --------------------
Net change in cash and cash equivalents                                                            57                   (366)
Cash and cash equivalents, beginning of year                                                      344                    710

                                                                              ------------------------     --------------------
Cash and cash equivalents, end of year                                                       $    401                $   344
                                                                              ========================     ====================

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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            7-7-7
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Charge for Strategic Actions

During the second quarter of fiscal year 2000, as previously announced, Kmart implemented a series of strategic actions designed to enhance the productivity of its store base, inventory and information systems. These initiatives included closing stores, accelerating certain inventory reductions and redefining its information technology strategy. As a result of these initiatives, Kmart recorded a pretax charge, in the second quarter, of $740 million. During the third quarter, Kmart reduced the charge by $12 million (pre-tax) due to reducing the number of scheduled store closings from 72 to 69.

The following table presents the Statement of Operations for the 53 weeks ended January 31, 2001 before and after the charge for strategic actions:


                                                                      53 Weeks Ended January 31, 2001
                                                                      -------------------------------
                                                                                                         Excluding
                                                                                        Charge For      Charge For
($ in millions)                                                                          Strategic       Strategic
---------------                                                       As Reported         Actions         Actions
                                                                      -----------         -------         -------
Sales                                                                     $  37,028           $  -         $ 37,028
Cost of sales, buying and occupancy                                          29,658           (365)          29,293
                                                                      ---------------  --------------  --------------
Gross margin                                                                  7,370            365            7,735
Selling, general and administrative expenses                                  7,415           (363)           7,052
                                                                      ---------------  --------------  --------------
Income (loss) before interest, income taxes and dividends on
    convertible preferred securities of subsidiary trust                        (45)           728              683
Interest expense, net                                                           287              -              287
Income taxes                                                                   (134)           265              131
Preferred dividends of subsidiary, net of income taxes                           46              -               46
                                                                      ---------------  --------------  --------------
Net income (loss)                                                          $   (244)        $  463          $   219
                                                                      ===============  ==============  ==============

Basic and diluted earnings (loss) per share                               $   (0.48)        $ 0.95          $  0.47
                                                                      ===============  ==============  ==============

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KMART CORPORATION REPORTS 2000 YEAR-END RESULTS                            8-8-8
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Inventory

As of the end of fiscal year 2000, Kmart reduced its inventory position from January 26, 2000 by $689 million as follows:

             ($ in millions)
             ---------------
             Inventory at January 26, 2000                                    $ 7,101
             Inventory at January 31, 2001                                      6,412
                                                                            -----------
             Decrease in inventory                                                689

             Reduction due to strategic actions charge                           (365)
             Reduction due to other net closed stores                            (112)
                                                                            -----------
             Reduction through operations                                      $  212
                                                                            ===========


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